Exhibit 27(e)(g)

EQUITABLE

Equitable Financial Life Insurance Company (EFLIC)
Equitable Financial Life Insurance Company of America (EFLOA)

INVESTMENT EDGE

Application for an Individual Flexible Premium Variable and Index-Linked Deferred Annuity

The Annuity Account Value attributable to allocations to the Investment Options of the Separate Accounts are variable and are not guaranteed as to dollar amount.

Administrative Office:

Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424

Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr, Ste 150-IR
Charlotte, NC 28262-4333

For Assistance, please call 888-517-9900 or visit www.equitable.com

1. Contract Series and Type

REQUIRED

A. Contract Series: (Check one)

All share classes may not be available at all Broker Dealers

☐ **Investment Edge**
$10,000 Minimum Contribution
Surrender Schedule
5 year 6%,6%,5%,4%,3%

☐ **Select**
$25,000
Minimum Contribution
No Surrender Charge

☐ **Advisory (ADV)**
$25,000
Minimum Contribution
No Surrender Charge

B. Choose a Contract Type:

☐ Non-Qualified (NQ)
☐ Traditional Individual Retirement Account (IRA)
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (QPDC)
☐ Qualified Plan Defined Benefit (QPDB)
☐ Inherited IRA Beneficiary Continuation Option (BCO) (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)
☐ Inherited NQ (1035 Exchange of Decedent NQ)
☐ Non-Spousal Beneficiary Qualified Plan (QP) (Direct Rollover to Qualified Plan Defined Benefit (QPDB) an Inherited IRA BCO)
☐ Non-Spousal Beneficiary QP (Direct Rollover to an Inherited Roth IRA BCO)

REQUIRED

C. Total Initial Contribution(s): $ ____________ (Estimated Value Required In Case of Transfer or Exchange)

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to: EQUITABLE)
☐ 1035 Exchange (NQ, Inherited NQ)
☐ CD or Mutual Fund Proceeds (NQ)
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
☐ Financial Professional/Client will request funds (Equitable's assistance in collecting funds is not required) (IRA or Roth IRA)
☐ Rollover (IRA, Roth or SEP IRA)
☐ IRA Regular Contribution for the year 20____ (IRA or Roth IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)
☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA BCO)

2. Account Registration (Must be legal resident of U.S. or U.S. Territories)

REQUIRED

A. Owner (Check one) ☐ Individual ☐ UGMA/UTMA (Child's SSN ____________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (QPDC/QPDB) ☐ Other Non-Natural Owner ☐ Custodian (IRA/ROTH)
☐ Beneficiary of Deceased IRA or NQ Owner ☐ Non-Spousal Beneficiary of Deceased QP Participant

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ____________ **Primary Phone #** ____________

Owner Name ____________
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ____________

Owner Taxpayer Identification Number (Check one.) ☐ **Social Security Number (SSN)** ☐ **Employer Identification Number (EIN)** ☐ **Individual Taxpayer Identification Number (ITIN)** ____________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 12.

Email Address ____________

Home Offices: EFLIC 1345 Avenue of the Americas, New York, NY 10105
EFLOA 3030 North Third Street, Suite 790 Phoenix, AZ 85012
X04763_National

2024 App IE

Cat. No. 900188
Investment Edge
Page 1 of 12

B. PATRIOT Act Information **Owner must complete this section. If the Owner is not an individual, the Annuitant must complete this section.**

REQUIRED

U.S. Citizen ☐ Yes ☐ No

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

C. Joint Owner **(Must be legal resident of U.S. or U.S. Territories) NQ Only**

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Primary #** ______

Name ______
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ______

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant **(If other than Owner.) Annuitant must complete the PATRIOT Act Information in Section 2B above if the Owner is NOT an individual.**

REQUIRED

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Primary #** ______

Name ______
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant **Only complete this section if this is a NQ 1035 Exchange of an existing contract with Joint Annuitants who are spouses.**

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ______ **Primary #** ______

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

2024 App IE X04763_National Investment Edge
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3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth
______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth
______________________ ______________________
Address — Phone #

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth
______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth
______________________ ______________________
Address — Phone #

[1]Please enter the relationship to the Annuitant when the Owner is not an Individual.

4. Optional Return of Premium Death Benefit Rider Election

This optional rider is purchased for an additional charge and may only be elected at the time of application. You should read the prospectus, disclosure on page 10 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

- The age requirement for the benefit is based on the Owner's age(s) at the time the contract is issued, regardless of the Owner's age(s) when the application is signed.

If you do not make an election in this section, the Return of Premium Death Benefit is declined and your contract will be issued with a Return of Account Value death benefit.

☐ **Yes,** I wish to elect **Return of Premium Death Benefit** (Available for Owner issue ages 0-75)

5. General Dollar Cost Averaging (DCA)

- Please select the DCA destination funds in Section 7A. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below including any allocation into Segments. Amounts transferred into Segments will be first transfered into Segment Type Holding Accounts and then swept on the next Segment Start Date (SSD).
- The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.
- Your future contributions will be allocated according to the instructions provided in Section 7A, unless otherwise instructed by you.
- The total maximum number of Segments and Investment Options that you can invest in at any time is 88.

Check a box to elect a DCA time period. ☐ 3 months ☐ 6 months ☐ 12 months

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6. Segment Performance Cap Rate Hold

REQUIRED

This option may only be elected at the time of application. You should read the prospectus, disclosure below and on page 6 and applicable supplements for more complete information including the limitations, restrictions and other information that apply to this option before making an election.

☐ **Yes, I wish to elect the Segment Performance Cap Rate Hold** and invest in segments based on the rates as of the Application Received Date. The rates will be applied to all segments starting on or before the Rate Hold Expiration Date, which is the segment start date on or immediately following 30 days after the Application Received Date.

OR

☐ **No, I do not wish to elect the Segment Performance Cap Rate Hold** and I understand that I will be invested in segments based on current rates as of the segment start date.

- I understand that the secured Performance Cap Rate that will be applied to any amount that is invested in a Segment on or before the Rate Hold Expiration Date may be lower than the Performance Cap Rate otherwise in effect on any Segment Start Date during that period, and therefore electing the Segment Performance Cap Rate Hold does not guarantee me a higher Performance Cap Rate than the Performance Cap Rate that would have otherwise been applied to my investment in a Segment had I not elected the Segment Performance Cap Rate Hold.
- The Segment Performance Cap Rate Hold does not begin until the Application Received Date, and therefore it is possible that the secured Segment Performance Cap Rate applicable to investment in a Segment may be lower than the Performance Cap Rate in effect on the date that I sign this application.
- Any investment in a Segment that I make after the Rate Hold Expiration Date will not receive the secured Segment Performance Cap Rate. If my application is incomplete when submitted, it may take additional time for my application to be finalized and for certain investment to a Segment to be received by Equitable; in such situations I understand that the Rate Hold Expiration Date is not extended and therefore it may be more likely that those investments in a Segment do not receive the Segment Performance Cap Rate Hold.
- Dollar Cap Averaging in Section 7 is not available if the Segment Performance Cap Rate Hold is elected.

7. Investment Selection

REQUIRED

- You must allocate your initial contribution among the Structured Investment Option and the Variable Investment Options below using the Contribution Allocation % column.
- All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
- If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the allocation instructions provided below.
- If you elect Rebalancing in Section 8, the Rebalancing transfers will only be made among the Variable Investment Options. See Section 8 for more details.
- If you elect any of the Structured Investment Option Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

7A. Investment Options (Includes Structured Investment Option and Variable Investment Options)

Percentages must be whole numbers and total 100%.

1 Year Segment Options

Standard Segments

Segment duration	Segment Buffer			
1-Year	10%	15%	20%	40%
S&P 500	%	%	%	%
Russell 2000®	%	%	%	%
MSCI EAFE	%	%	%	%
NASDAQ 100	%	%	%	%
MSCI Emerging Markets	%	%	—	—

Dual Direction Segments

Segment duration	Segment Buffer		
1-Year	10%	15%	20%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100	%	%	%

2024 App IE X04763_National Investment Edge
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7A. Investment Options (Cointinued)

Step Up Segments		
Segment duration	Segment Buffer	
1-Year	10%	15%
S&P 500	%	%
Russell 2000®	%	%
MSCI EAFE	%	%
NASDAQ 100	%	%

Dual Step Up Segments			
Segment duration	Segment Buffer		
1-Year	10%	15%	20%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100	%	%	%

1-year - Enhanced Growth-Only Segment

Growth Multiplier Segment Uncapped Growth	
Segment duration	Segment Buffer
1-Year	0%
S&P 500	%

5 Year Segment Options

Standard Segments			
Segment duration	Segment Buffer		
5-Year	10%	15%	20%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100	%	%	%

Dual Direction Segments			
Segment duration	Segment Buffer		
5-Year	10%	15%	20%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100	%	%	%

Step Up Segments	
Segment duration	Segment Buffer
5-Year	10%
S&P 500	%
Russell 2000®	%
MSCI EAFE	%
NASDAQ 100	%

5-year - Enhanced Growth-Only Segment

Growth Multiplier Segment Uncapped Growth	
Segment duration	Segment Buffer
5-Year	0%
S&P 500	%

2024 App IE X04763_National Investment Edge
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7B. Investment Selection

Investment Options (Variable Investment Options)

Asset Allocation

Risk Based Portfolios

EQ/Aggressive Allocation	_____%
EQ/All Asset Growth Allocation	_____%
EQ/American Century Moderate Growth Allocation	_____%
EQ/Conservative Allocation	_____%
EQ/Goldman Sachs Growth Allocation	_____%
EQ/Goldman Sachs Moderate Growth Allocation	_____%
EQ/JPMorgan Growth Allocation	_____%
EQ/Moderate Allocation	_____%
EQ/Moderate-Plus Allocation	_____%
Equitable Conservative Growth MF/ETF Portfolio	_____%
Equitable Growth MF/ETF Portfolio	_____%
Equitable Moderate Growth MF/ETF Portfolio	_____%

Manager Select Portfolios

American Funds Insurance Series® Asset Allocation Fund℠	_____%
BlackRock Global Allocation V.I. Fund	_____%
EQ/AB Dynamic Moderate Growth	_____%
First Trust/Dow Jones Dividend & Income Allocation Portfolio	_____%
Franklin Income VIP Fund	_____%
Invesco V.I. Balanced-Risk Allocation Fund	_____%
Janus Henderson Balanced Portfolio	_____%
PIMCO Global Managed Asset Allocation Portfolio	_____%

Specialty

Alternatives/Specialty

1290 VT Convertible Securities	_____%
1290 VT GAMCO Mergers & Acquisitions	_____%
1290 VT Multi-Alternative Strategies	_____%
Eaton Vance VT Floating-Rate Income Fund	_____%
EQ/Invesco Global Real Assets	_____%
PIMCO VIT Emerging Markets Bond Portfolio	_____%

Commodities

1290 VT Natural Resources	_____%
PIMCO VIT CommodityRealReturn® Strategy Portfolio	_____%

REITs

1290 VT Real Estate	_____%

Sector

EQ/MFS Technology	_____%
EQ/MFS® Utilities Series	_____%
EQ/T. Rowe Price Health Sciences	_____%
EQ/Wellington Energy	_____%
Invesco V.I. Health Care Fund	_____%
Multimanager Technology Portfolio	_____%

Large Cap Value Stocks

1290 VT Equity Income	_____%
AB VPS Relative Value Portfolio	_____%
EQ/Invesco Comstock	_____%
EQ/JPMorgan Value Opportunities	_____%
EQ/Large Cap Value Index	_____%
EQ/Value Equity	_____%
MFS® Value Series	_____%
Principal VC Equity Income Account	_____%
T. Rowe Price Equity-Income Portfolio-II	_____%

Large Cap Blend Stocks

American Funds Insurance Series® Growth-Income Fund℠	_____%
EQ/500 Managed Volatility	_____%
EQ/AB Sustainable U.S. Thematic Portfolio	_____%
EQ/ClearBridge Select Equity Managed Volatility	_____%
EQ/Common Stock Index	_____%
EQ/Equity 500 Index	_____%
EQ/Fidelity Institutional AM® Large Cap	_____%
EQ/Franklin Rising Dividends	_____%
Putnam VT Research Fund	_____%

Large Cap Growth Stocks

1290 VT Socially Responsible Portfolio	_____%
EQ/ClearBridge Large Cap Growth ESG	_____%
EQ/JPMorgan Growth Stock	_____%
EQ/Large Cap Growth Index	_____%
EQ/Loomis Sayles Growth	_____%
Principal VC Blue Chip Account	_____%

Mid Cap Stocks

Mid Cap Value Stocks

EQ/American Century Mid Cap Value	_____%
EQ/Goldman Sachs Mid Cap Value	_____%

Mid Cap Blend Stocks

EQ/Mid Cap Index	_____%
Fidelity® VIP Mid Cap Portfolio	_____%

Mid Cap Growth Stocks

EQ/Janus Enterprise	_____%
Federated Hermes Kaufmann Fund II	_____%
Invesco V.I. Main Street Mid Cap Fund	_____%

Small Cap Stocks

Small Cap Value Stocks

1290 VT GAMCO Small Company Value	_____%
1290 VT Small Cap Value	_____%
AB VPS Discovery Value Portfolio	_____%

Small Cap Blend Stocks

1290 VT Micro Cap	_____%
EQ/Small Company Index	_____%
Invesco V.I. Small Cap Equity Fund	_____%

Small Cap Growth Stocks

EQ/AB Small Cap Growth	_____%

2024 App IE X04763_National Investment Edge
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7B. Investment Selection (Continued)

Investment Options (Variable Investment Options)

International/Global Stocks	
International Stocks	
American Funds Insurance Series® International Growth and Income Fund℠	________%
EQ/International Equity Index	________%
EQ/MFS International Growth	________%
EQ/MFS International Intrinsic Value	________%
Emerging Market Stocks	
American Funds Insurance Series® New World Fund®	________%
EQ/Emerging Markets Equity PLUS	________%
EQ/Lazard Emerging Markets Equity	________%
Global Stocks	
1290 VT SmartBeta Equity ESG	________%
AB VPS Sustainable Global Thematic Portfolio	________%
American Funds Insurance Series® Global Growth Fund℠	________%
American Funds Insurance Series® Global Small Capitalization Fund℠	________%
EQ/Invesco Global Portfolio	________%

Bonds	
Core Bonds	
1290 VT DoubleLine Opportunistic Bond	________%
EQ/Core Bond Index	________%
EQ/Core Plus Bond	________%
EQ/Intermediate Corporate Bond Portfolio	________%
EQ/Intermediate Government Bond	________%
EQ/Long-Term Bond Portfolio	________%
EQ/PIMCO Total Return ESG	________%
Janus Henderson Flexible Bond	________%
Inflation-Linked (TIPS)	
American Century VP Inflation Protection Fund	________%
EQ/PIMCO Global Real Return Portfolio	________%
Multi-Sector Bond	
Fidelity® VIP Strategic Income Portfolio	________%
Lord Abbett Bond Debenture	________%
PIMCO VIT Income Portfolio	________%
Short Term Bonds	
EQ/AB Short Duration Government Bond	________%
EQ/PIMCO Ultra Short Bond	________%

High Yield Bonds	
1290 VT High Yield Bond	________%
Federated Hermes High Income Bond Fund II	________%
Invesco V.I. High Yield Fund	________%

International/Global Bonds	
PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)	________%
Templeton Global Bond VIP Fund	________%

Cash/Cash Equivalents	
EQ/Money Market	________%

2024 App IE X04763_National Investment Edge
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8. Rebalancing

Your account value attributable to the Variable Investment Options will be automatically reallocated among the Variable Investment Option Allocation selections in Section 7B. The Variable Investment Option percentages will be redetermined based on the proportionate Variable Investment Option allocations percent in Section 7B if a portion of your allocation is to Structured Investment Option. **If your allocations in Sections 7A and 7B are 100% allocated to the Structured Investment Option, the rebalancing program will not be established regardless of your election in this section**.

- Rebalancing program excludes amounts in the DCA EQ/Money Market and Structured Investment Option including Segment Type Holding Accounts and Segments.

Please select a frequency.

☐ Quarterly ☐ Semi-Annually ☐ Annually

9. Broker Transfer Authority Disclosure

☐ **Yes.** I/we hereby grant authority to each of my Financial Professional(s)assigned to my contract (including any Financial Professionals assigned to my contract in the future), to act as my agent and provide investment option transfer instructions in writing, by telephone or electronically, to Equitable. By granting such authority, I direct Equitable to act on such instructions.

I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) providing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. I further understand and acknowledge that Equitable will continue to act upon this authorization until such time as Equitable's Processing Office receives from me written notification that broker transfer authority has been terminated. I understand that upon receipt of such notification, Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on my behalf. I further understand and acknowledge that Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

10. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Does the Owner have any other existing life insurance policy or annuity contract(s)? *(If yes, a Requirements Questionnaire (which is Equitable's state replacement form) is required even if you answer no for question 2)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance policy or annuity contract(s) be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Requirements Questionnaire, (which is Equitable's state replacement form), if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new Equitable contract

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

2024 App IE X04763_National Investment Edge
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11. Fraud Warning
Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/ Maine/Tennessee/Washington: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • Delaware/Indiana/Oklahoma: WARNING: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • Kansas: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law.
• Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • Texas: Any person who knowingly and with intent to defraud any insurance company files an application or statement of claims containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or federal law. • Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • All other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.
12. Special Instructions
Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:
Mailing Address — P.O. Box accepted City State Zip Code
13. Acknowledgments, U.S. Tax Certification and Signature
GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:
• I/We are applying for an Individual Variable and Equity Index Linked Deferred Annuity
• ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS AND THE STRUCTURED INVESTMENT OPTION, I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED
AS TO DOLLAR AMOUNT.
• In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
• Under penalty of perjury, I acknowledge that all the Taxpayer Identification Numbers in Section 2 and 3 are correct.
• All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
• Equitable may accept amendments to this application provided by me or under my authority.
• No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable’s rights and regulations. Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
• Charges under the Contract generally apply for the duration of the Contract.
• Fees, Charges and Investment Options vary by Series.
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13. Acknowledgments, U.S. Tax Certification and Signature (Continued)
• Unless I elect DCA, if I elect any of the Segment Types available, once amount(s) are received, they will be placed in the applicable Segment Type Holding Account(s) until swept into the Segment Type(s) on the SSD provided that all Segment Participation Requirements specified in the Contract are met.
• Amounts I allocate to any of the Segment Types will first be allocated to the applicable Segment Type Holding Account, with the exception of (i) maturing Segments for which the allocation instructions on file are to allocate directly to another Segment; or (ii) amounts that I allocate to a Segment Type on a Segment Start Date (and which are received or held by Equitable on the Segment Start Date), which will be allocated directly to the selected Segment.
• Each Segment in the Structured Investment Option provides a rate of return tied to the performance of specified index. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
• The Segment Rate of Return for Segments using one Segment Option may differ from Segments using different Segment Options even though the Segments have similar durations and/or track similar indices. In addition, because of the way the Segment Rate of Return is calculated for Step Up, Dual Direction, and Dual Step Up Segments, I understand that in certain circumstances a very small difference in the Index Performance Rate can result in a much larger difference in the Segment Rate of Return for those Segments.
• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
• Amounts withdrawn from the Contract may be subject to a withdrawal charge.
• In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
• The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Equitable. The Investment Edge contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the Owners of the Investment Edge contract.
• Investment Edge is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with Equitable and any related product.
• For Series ADV, the Contract is available through registered investment advisors who charge an advisory fee for management and advice.
OPTIONAL RETURN OF PREMIUM DEATH BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:
• There is an additional charge if the Return of Premium Death Benefit (“ROP DB”) is elected.
• The ROP DB cannot be terminated once it is elected, unless we revise the charge for the rider; you may elect to terminate during the rider drop period.
• The ROP DB does not provide an Annuity Account Value or Cash Value and cannot be withdrawn.
• If I/We elect the ROP DB, the maximum age I/We may make contributions to the Contract will be through age 75 (or first Contract Date Anniversary if later) of the older of the original Owner or Annuitant.
• Withdrawals under the Contract may reduce my ROP DB.
• The ROP DB may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.
Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for
Investment Edge. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.
By signing the application below, I acknowledge that I received the initial prospectus, I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in
Equitable’s Electronic Delivery Service. By signing this application, I acknowledge and agree to the elections I have made and understand the terms and conditions set forth in this application.
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13. Acknowledgments, U.S. Tax Certification and Signature (Continued)
Contract State: (if applicable, please check one)
We will issue and deliver a contract to you based on the state of primary residence. If you sign the application in a state other than the primary residence state: I acknowledge that either: I have a second residence where the application was signed (the state of sale); Or I work or maintain a business in the state where the application was signed (the state of sale).
Issuing Company:
The issuing Company for the contract will be Equitable Financial Life Insurance Company of America, unless the primary selling Agent is an Equitable Advisors Financial Professional whose business address is in the state of
New York, in which case the issuing Company will be Equitable Financial Life Insurance Company.
U.S. Tax Certification
Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number; and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person; and The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification Instructions: You must check the box below if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. “U.S. citizen” and “U.S. person” are as defined in IRS Form W-9. Item number 4, FATCA Code: _N/A_(No FATCA Code Applicable).
I am subject to backup withholding.
The (IRS) does not require the certifications required to avoid backup withholding.
R X
E Owner’s Signature City, State Date (MM/DD/YYYY)
Q U I X
R Joint Owner’s Signature City, State Date (MM/DD/YYYY)
E D X
Annuitant’s Signature (if different than Owner) City, State Date (MM/DD/YYYY)
X
Joint Annuitant’s Signature City, State Date (MM/DD/YYYY)
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14. Financial Professional Section

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity Owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

C. KANSAS ONLY: I/we further acknowledge that this transaction is in accord with the Company's written statement with respect to the acceptability and appropriateness of replacements. The Question below must be completed to the best of your knowledge.

Will this contract replace or use cash values of any existing life insurance or annuity with this or any other company? ☐ Yes ☐ No

If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please complete the Requirements Questionnaire (which is Equitable's state replacement form).

If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.

D. NORTH CAROLINA ONLY: I acknowledge that I have truly and accurately recorded on the application the information provided by the Proposed Owner. ☐ Yes ☐ No

E. ☐ Please check this box if you are an **Equitable Advisors FP** and the primary selling Agent's **business address** is in the state of **New York,** in which case the issuing company for the contract will be **Equitable Financial Life Insurance Company**. In all other cases, the issuing company will be Equitable Financial Life Insurance Company of America.

For the purposes of the Structured Investment Option, the applicant understands that he/she is applying for an indexed–based annuity, and that while the values of the policy may be affected by an external index, amounts allocated to the Segments do not directly participate in any stock or equity investments.

REQUIRED

X ______________________________

Primary Financial Professional Signature

Please provide at least one of the following numbers in full: | **Equitable Advisors ONLY**

Social Security ________ Central Registration Depository ________ National Producer Number ________ | Agent Code ________

Print Name ________ ________% Phone Number ________

Client Account Number ________ Email Address ________ Agent Location ________

X ______________________________

Financial Professional Signature

Please provide at least one of the following numbers in full: | **Equitable Advisors ONLY**

Social Security ________ Central Registration Depository ________ National Producer Number ________ | Agent Code ________

Print Name ________ ________% Phone Number ________

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

Investment Edge ☐ Option I ☐ Option II ☐ Option III ☐ Option IV

Select ☐ Option I

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